Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

STEVEN MYERS & ASSOCIATES, INC.,
a California corporation and
wholly owned subsidiary of SM&A

STEVEN MYERS HOLDING INC.,
a Delaware corporation and
wholly owned subsidiary of Steven Myers & Associates, Inc.

SM&A-WEST,
a California corporation and
wholly owned subsidiary of SM&A

SM&A-INTERNATIONAL, INC.,
a Delaware corporation and
wholly owned subsidiary of SM&A

PROJECT PLANNING, INC.,
a Commonwealth of Massachusetts Company and
wholly owned subsidiary of SM&A